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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

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ARGONAUT GROUP, INC.

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(Exact name of registrant as specified in its charter)

1-14950

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(Commission File Number)

Delaware 95-4057601

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(State or other jurisdiction of (I.R.S. Employer Identification No.)

incorporation or organization)

10101 Reunion Place, Suite 500

San Antonio, TX 78216

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(Address of principal executive offices, with zip code)

(210) 321-8400

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(Registrant's telephone number, including area code)

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(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01. Entry into a Material Definitive Agreement.

Compensation Change

On August 25, 2005, the Compensation Committee of the Board of Directors of Argonaut Group, Inc. (the "Company") approved an increase in the compensation of the Company's Senior Vice President and General Counsel, Byron L. LeFlore, Jr. The base salary level for Mr. LeFlore has been established at $275,000 effective as of August 1, 2005.

Item 8.01. Other Events.

MTA Settlement

On August 25, 2005, the Company issued a press release announcing a settlement of its previously disclosed litigation with the Los Angeles County Metropolitan Transportation Authority in the matter of Argonaut Insurance Company v. Los Angeles Metropolitan Transit Authority filed in Department 323, State Superior Court of California, Los Angeles County (Case Nos. BC 156601 and BC 171636). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2005

ARGONAUT GROUP, INC.

_/s/_Craig S. Comeaux ___

By: Craig S. Comeaux

Its: Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No. Description

99.1 Press release of Argonaut Group, Inc., dated August 25, 2005, reporting the settlement of a dispute with the Los Angeles County Metropolitan Transportation Authority.